[Portions have been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the Registrant's request for confidential treatment.]

                              IBM Microelectronics
                             Essex Junction, Vermont


                       Agreement for Purchase of Products
                                    (Foundry)


Name and Address of Buyer:

Cyrix Corporation                                        Agreement Number:  CY2
2703 North Central Expressway                            Customer Number:
Richardson, Texas 75080                                  Commencement Date:

Address of IBM:                                          IBM Customer Account
                                                         Representative:
1000 River Street
Essex Junction, Vermont 05452

     This agreement ("Agreement") is entered into by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York, and Cyrix Corporation, ("Buyer"), incorporated under the laws of the State of Delaware.

     Buyer agrees to purchase and IBM agrees sell certain semiconductor products in accordance with the terms and conditions of this Agreement including its attachments ("Attachments").


1.0   DEFINITIONS
1.1 "Buyer Deliverable Items" shall mean the items listed in Section 2.0 of Attachment A
1.2 "Commencement Date" shall mean the date this Agreement is executed by Buyer and IBM.
1.3 "Distribution Point" shall mean the IBM location designated by IBM from which Product is shipped to Buyer. Distribution Points may be redesignated at IBM's sole discretion.
1.4 "Engineering Change" shall mean a mechanical or electrical change to the Product which affects form, fit, function or maintainability.
1.5 "Harmful Code" shall mean any computer code, programming instruction or a set of instructions that is intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or hardware without the consent or intent of the computer user. This definition includes, but is not limited to, self-replicating and self-propagating programming instructions commonly called viruses or worms.
1.6 "NRE" shall mean non-recurring engineering charges unique to Products manufactured under this Agreement.
1.7 "Person" shall mean any person, company or other legally recognized entity.
1.8 "Plant of Manufacture" shall mean the IBM location that manufactures the Products and/or assembly and ships Product to IBM Distribution Points or Buyer.
1.9 "Product(s)" shall mean the IBM product(s) to be sold and purchased under this Agreement as specified in Section 1.0 Attachment A.
1.10 "Purchase Order" shall mean a Purchase Order issued by Buyer for Product(s) in accordance with Section 6.0.
1.11 "Purchase Order Lead Time" shall mean the period between Purchase Order issuance by Buyer and the requested shipment date as specified in Attachment A.
1.12 "Scheduled Shipment Date" shall mean the date requested by Buyer on the Purchase Order and accepted by IBM.
1.13 "Shipment Date" shall mean the date for shipment of Product requested by Buyer in a Purchase Order.
1.14 "Subsidiary" shall mean a corporation, company or other entity: 1) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or
      2) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% or whose ownership interest representing the right to make the decisions for such corporation, company or other entity is: now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.15  "Unit" shall mean a single wafer of Product.

2.0   WORK SCOPE

2.1 IBM agrees to sell Products to Buyer as requested by Buyer and accepted by IBM in accordance with Section 6.0.
2.2 IBM will not have any installation, warranty or maintenance responsibilities for Products except as referred to in Section 17.0.
2.3 Nothing in this Agreement shall be interpreted nor construed in any way as limiting, abrogating or diminishing any rights or obligations of either party, including intellectual property rights, as set forth in the Agreement for Purchase of Products between International Business Machines Corporation and Cyrix Corporation dated April 7, 1994, as amended.

3.0   TERM OF AGREEMENT

      The term of this Agreement will begin on the Commencement Date and will end on December 31, 1997(the "Contract Period"), subject, however, to earlier termination as permitted under Section 13.0.

4.0   SCHEDULE

4.1 IBM and Buyer agree to complete their respective responsibilities in the time frame specified in Purchase Orders issued by Buyer and accepted by IBM in accordance with Section 6.0.
4.2 Products will be ordered and delivered under this Agreement during scheduling periods (the "Scheduling Periods"). The first Scheduling Period shall begin on the Commencement Date and conclude on December 31, 1996. Subsequent Scheduling Periods shall be twelve (12) months each, and shall begin immediately following the conclusion of the first Scheduling Period, and run consecutively for the duration of the Contract Period.

5.0   PRODUCT DEMAND FORECASTS

5.1 The first Product demand forecast agreed to by Buyer and IBM is set forth in Attachment A. The forecast covers the Contract Period and is broken out by Product and month and shall constitute on the part of Buyer an obligation to purchase such forecasted quantities and on the part of IBM an obligation to supply such forecasted quantities in 1996 and up to [ * ] Units per month during 1997. Buyer may adjust the Product demand forecast set forth in Attachment A only once per calendar quarter and only upon six
      (6) month's prior written notice to IBM, subject to Section 5.2.
5.2 Buyer may request quantities of Products that exceed the Product demand forecast provided pursuant to Section 5.1 and that have been accepted by IBM. Such requests are subject to rejection by IBM for any reason, including but not limited to resource availability.

6.0   PURCHASE ORDERS

6.1 Buyer shall order Products by issuing written Purchase Orders. IBM shall ship Units in accordance with such Purchase Orders. Purchase Orders must be placed in advance, with at least the Purchase Order Lead Time specified in Attachment A, to allow IBM to meet Buyer's requested Shipment Date. IBM may reject Buyer's requested Shipment Date if such requested Shipment Date does not comply with the Purchase Order Lead Time. Requested Shipment Dates will be deemed accepted by IBM if the Purchase Order requesting such Shipment Date is accepted by IBM. If so accepted, a requested Shipment Date shall constitute a Scheduled Shipment Date. Buyer may request an improved Scheduled Shipment Date. However, such a request may be rejected by IBM for any reason.
6.2 Purchase Orders will be deemed accepted by IBM unless rejected in writing by IBM, specifying the reasons for rejection, within fourteen (14) calendar days after receipt of the Purchase Order. Purchase Orders may be rejected by IBM only if a Purchase Order requests quantities of Products that exceed Product demand forecasts that were accepted by IBM, requests a Shipment Date that is less than the Purchase Order Lead Time or does not comply with the terms and conditions of this Agreement .
6.3   Purchase Orders issued to IBM shall include the following:
      6.3.1 Product(s) being purchased;
      6.3.2  quantity of Units requested;
      6.3.3 Unit price per Attachment A;
      6.3.4  billing address;
      6.3.5 shipping instructions, including carrier, destination address and requested Shipment Dates;
      6.3.6  reference to this Agreement and Agreement Number.
6.4 This Agreement shall take precedence over and govern in case of any additional, different and/or conflicting terms and conditions in any Purchase Order(s). Purchase Orders may not vary the terms of this Agreement. Additional, different and/or conflicting terms and conditions on a Purchase Order shall be of no effect.

6.5 Notwithstanding any other provision of this Agreement, in the event that IBM's ability to supply the Product is constrained for reasons beyond its reasonable control which may include but are not limited to component availability or force majeure, and the Scheduled Shipment Date cannot be met, IBM will reduce the quantities to be supplied to Buyer in proportion to the reduction in quantities of Products for the same time periods to be supplied to satisfy customers other than Buyer, which shall include IBM internal customers. Receipt of such allocated supply and later delivery of all undelivered ordered quantities after the constraint ends shall
      constitute   Buyer's   exclusive  remedy  in  the  event  of  such  supply
      constraint.

7.0   PRICING

7.1   Buyer  shall pay IBM the NRE  applicable  to the  Product  as set forth in
      Section 3.0 of Attachment A, as well as such other sums for special services as are separately listed or referenced in such Section. Amounts due at particular milestones pursuant to the schedule set forth in Attachment A shall accrue and be invoiced at the applicable milestones.
7.2 The Unit price for each Unit ordered shall be calculated at the time the applicable Purchase Order is accepted using the Price Matrix set forth in Attachment A.
7.3 For the duration of this Agreement IBM will not increase the Unit prices set forth in Attachment A unless mutually agreed upon between IBM and the Buyer.

8.0   BUYER'S PURCHASE OBLIGATION

8.1   IBM will  review  the  quantity  of Units of  Product  ordered  by  Buyer, pursuant to Product Purchase Orders, at the end of the each three (3) month calendar quarter period beginning on the Commencement Date (or, as of any earlier termination of this Agreement due to an uncured default of Buyer, IBM may conduct such review as of the date of such termination).
8.2 If Buyer's total orders of Units for any such three (3) month period have fallen short of the quantity of Units as set forth in the Product demand forecast, IBM shall invoice Buyer for the total number of Units forecasted for such period less the quantity of Units that Buyer ordered during such
      period. [                         *
                                        *
                                        *
                                        *                                   ]
8.3 Such invoice, if any, will be due and payable within thirty (30) days of the date of invoice.
8.4 The charges in Sections 8.1 and 8.2 will not apply to Purchase Orders that are cancelled with adequate notice to IBM pursuant to Section 12.1 below.
8.5   [                                 *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *                                   ]

9.0   TITLE AND SHIPMENT

9.1 Title to each Unit of Product passes to Buyer on the date of shipment from the IBM Plant of Manufacture.
9.2 IBM shall ship all Products FOB, IBM's Plant of Manufacture, in single or multiple lots.
9.3 Risk of loss will pass to Buyer upon shipment from IBM's Plant of Manufacture.

10.0  INVOICING, PAYMENT TERMS, SECURITY INTEREST, TAXES

10.1 IBM shall invoice Buyer for all Units upon shipment. Payments under this Agreement shall be due within thirty (30) days of the date of invoice. If Buyer's account becomes in arrears, in addition to IBM's right to hold the Buyer in default under the terms of the Agreement, IBM reserves the right to ship to Buyer on a COD basis until the account is again current.
10.2 Buyer agrees to pay amounts equal to any taxes resulting from this Agreement, or any activities hereunder, exclusive of taxes based on IBM's net income. Buyer shall be responsible for any personal property taxes assessable on Products after delivery to the carrier.
10.3 Buyer hereby certifies that it holds a valid Reseller's Exemption Certificate for Products purchased for resale in each applicable taxing jurisdiction. Based on this certification, IBM shall, where the law permits, treat Buyer as exempt from applicable state and/or local sales tax for Products purchased hereunder.
10.4 Where required by state or local law, Buyer shall provide IBM with a valid Reseller's Exemption Certificate for each taxing jurisdiction to which IBM will ship Products.
10.5 Buyer shall notify IBM promptly in writing of any modification or revocation of its exempt status. Buyer shall reimburse IBM for any and all assessments resulting from a refusal by a taxing jurisdiction to recognize any Buyer exemption certificates, or from Buyer's failure to have a valid certificate. If Buyer purchases Product under this Agreement for internal use, Buyer agrees to notify IBM and pay applicable sales tax.

11.0  INTEREST ON OVERDUE PAYMENTS

      Buyer shall be liable for interest on any overdue payment required to be made to IBM under this Agreement, commencing on the date such payment becomes due, at an annual rate which is the greater of ten percent (10%) or one percent point higher than the prime interest rate quoted by the head office of Citibank, N.A., New York, at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefore is being asserted, the interest rate shall be reduced to such maximum legal rate.

12.0  CANCELLATION CHARGES, RESCHEDULING AND ORDER CHANGE PROVISIONS

12.1 Buyer may cancel a Purchase Order or any portion thereof upon written notice to IBM. If the written cancellation notice is delivered to IBM less than six (6) months prior to forecasted delivery, then a cancellation charge, as specified in Attachment A, will immediately become due for each canceled Unit.
12.2 No cancellation charges will be due if cancellation occurs due to IBM's inability to meet Scheduled Shipment Dates.
12.3  [                                 *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *                                  ]

13.0  TERMINATION OF AGREEMENT

13.1 If either party is in default of any material provision of this Agreement and such default is not corrected within sixty (60) days of receipt of written notice, this Agreement may be terminated by the party not in default.
13.2 If Buyer terminates due to IBM default, all outstanding Purchase Orders shall be automatically canceled without charge to Buyer, unless IBM and Buyer mutually agree not to cancel any or all such Purchase Orders.
13.3 If IBM terminates due to Buyer default, IBM will continue processing work-in-process on a cash-in-advance basis. If IBM terminates due to Buyer default, all outstanding Purchase Orders shall be automatically canceled and adjustment charges and cancellation charges will apply in addition to any other amounts then due at IBM's discretion (except that IBM shall fill such Purchase Orders if Buyer provides for payment in advance or a letter of credit sufficient to guaranty payment thereof), provided, however, that IBM will have no obligation to accept new Purchase Orders.
13.4  Notwithstanding the provisions of Section 13.1:
      13.4.1 either party shall have the right to terminate this Agreement immediately if:
      13.4.2 The other party files a petition in bankruptcy, undergoes a reorganization pursuant to a petition in bankruptcy, is adjudicated a bankrupt, becomes insolvent, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for benefit of creditors, or has a receiver appointed for its business; or
      13.4.3 The other party is subject to property attachment or court injunction or court order which has a substantial negative effect on its ability to fulfill its obligations under the present Agreement.
      13.4.4 Buyer shall unreasonably withhold its consent for IBM to make Mandatory Engineering Changes or Elective Engineering Changes under
      Section 14.0.
      13.4.5 in the case of IBM, IBM believes, in its sole discretion, that Buyer's designs infringe unlicensed copyrighted or trade secret works or patents of any third party, or in the case of Buyer, Buyer believes in its sole discretion that IBM's process technologies as utilized hereunder infringe unlicensed copyrighted or trade secret works or patents of any third party. Prior to such termination becoming effective, in the event that the parties disagree as to the existence or extent of such infringement, the party first believing such infringement exists shall at its sole expense as to outside counsel fees submit the issue for resolution by outside counsel having expertise in the area of the law involved. Such party shall designate a list of five (5) of such counsel, from which the other party shall choose one, and the parties shall provide such assistance as may be necessary to enable the chosen counsel to provide a written opinion to both parties as to such infringement within thirty (30) days of when such counsel is chosen. In the event that the parties agree as to such infringement, they shall work together to resolve the issue, with the understanding that the party that is the originator of the materials to which the infringement applies shall bear the primary responsibility to use commercially practicable efforts to redesign the infringing materials or secure a license sufficient to enable IBM to perform its obligations under this Agreement. Should such redesign or license not be available within a reasonable period of time, or should the parties disagree as to the existence of such infringement, either party believing such infringement exists may;

      13.4.5.1 terminate production of the infringing Product; or
      13.4.5.2 terminate the Agreement if more than one Product is infringing, except that IBM will manufacture and ship wafers to Buyer for all accepted Purchase Order received from Buyer prior to an event of termination under Section 13.4.5, to the extent allowable by law, and provided that the maximum period for such manufacture shall be three (3) months.

      Nothing in this Agreement shall be interpreted as compelling continued production if such production could be reasonably considered a willful infringement.
13.5 In the event of termination under Section 13.4, all amounts owing to IBM shall become immediately due and payable.

14.0  ENGINEERING CHANGES

14.1 IBM may implement manufacturing Engineering Changes required to satisfy governmental standards, protect data integrity, or for safety, environmental or other reasons as reasonably determined by IBM ("Mandatory Engineering Changes") and Buyer will provide IBM with reasonable design assistance if required. IBM shall give Buyer prompt notice of Mandatory Engineering Changes and any requests for such assistance.
14.2 For all previously shipped Product not incorporating Mandatory Engineering Changes, IBM may, at Buyer's option, provide replacement Products to Buyer (including parts, materials and documentation) at Buyer's expense, except to the extent such is caused by IBM's breach of its obligations hereunder. If Buyer should refuse replacement Products and/or not provide replacement products to its customers and/or not request the return destruction of Products to be displaced by replacement Products, Buyer shall indemnify and defend IBM against third party claims arising from the same.
14.3 In addition to Mandatory Engineering Changes, IBM may implement Engineering Changes that result in cost reductions to the Product ("Elective Engineering Changes") at IBM's expense with prior approval from Buyer, which shall not be unreasonably withheld. IBM shall give Buyer prompt notice of Elective Engineering Changes.
14.4 IBM may make available other Engineering Changes ("Optional Engineering Changes"). The cost of any Optional Engineering Changes that Buyer desires to implement will be borne by Buyer and will be determined through a request for quotation process.

15.0  TECHNICAL COORDINATORS AND COMMUNICATIONS

      The Technical Coordinators pursuant to this Agreement are:

      For IBM:                                      For Cyrix:
      Mr. Fred Jaquish                              Mr. Kevin McDonough
      1000 River Street                             P.O. BOX   853916
      Essex Junction, VT 05452                      Richardson, TX 75085-3916
      (FAX) 802-769-6899                            (FAX) . 214-994-8444

      The Technical Coordinators will be responsible for maintaining technical liaison between the parties. Unless otherwise stated elsewhere in this Agreement, all official notices between the parties concerning this Agreement shall be in writing and sent by facsimile transmission (FAX) or registered mail return receipt requested to the parties' Technical Coordinators. For purposes of this Agreement, a "notice" is deemed given upon receipt by the addressee. Either party may change the above individual, department or address by notifying the other party in the same manner as any other notice.

16.0  QUALITY ASSURANCE

16.1 IBM will follow its standing workmanship and quality assurance procedures in producing Products sold under this Agreement, consistent with Attachment B.
16.2 Should questions pertaining to Product quality or testing arise, the parties will meet at a mutually agreed-upon location and date, and at their own expense, for the purpose of reviewing IBM's quality system and testing procedures for the Product.

17.0  WARRANTIES

17.1 Buyer represents and warrants it is the originator and or rightful owner or licensee of all designs, information, and materials supplied to IBM hereunder, and that no part of such materials infringe the intellectual property of any third party. Notwithstanding the foregoing, in the case of patents, each party represents and warrants that to the best of its knowledge, none of the designs, information, and materials supplied to the other hereunder infringes the unlicensed patents of the other or any third party.
17.2 Buyer represents and warrants it will notify IBM immediately if Buyer discovers that any of the programming code it has provided contains Harmful Code, and make every effort to ensure that it is removed from all Buyer Deliverable Items.
17.3 IBM warrants that each Unit will be free from defects in material and workmanship and quality objectives as set forth in Attachment B for the period after delivery set forth in Section 7.0 of Attachment A hereto. Delivery to Buyer of each Unit is deemed to occur five (5) days after shipment from the IBM Plant of Manufacture.

17.4 Any Unit found to be defective under warranty may be returned, transportation prepaid by Buyer, to the location IBM designates for replacement. IBM will replace the Unit, ship it back to Buyer, transportation prepaid by IBM, and such Product will be considered newly delivered for warranty purposes.
17.5 Should any Unit or part returned to IBM hereunder be found by IBM to be without defect, IBM will return such Unit or part to Buyer. Payment will be due and payable by Buyer upon receipt of the invoice.
17.6 The warranty of section 17.3 does not include repair of damage resulting from failure to provide a suitable installation environment, accident, disaster, neglect, abuse, misuse, transportation, alterations, attachments, accessories, supplies, non-IBM parts, or non-IBM repairs or activities.
17.7 The warranty of section 17.3 does not cover any design functionality of Products fabricated hereunder.
17.8 THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO COURSE OF DEALING AND NO PRODUCT DESCRIPTION SHALL BE DEEMED A WARRANTY TO ANY GOODS DELIVERABLE BY IBM.

18.0  DISCLOSURE OF INFORMATION

18.1 Any Information disclosed by IBM or Buyer (hereinafter "Discloser") to Buyer or IBM, respectively (hereinafter "Receiver"), under this Agreement is hereafter referred to as "Information". All such disclosures of Information shall be made under the supervision and control of the Technical Coordinators for IBM and Buyer. All disclosures under the Confidentiality Agreement shall be deemed to have occurred under this Agreement, except that the confidentiality period hereunder shall run from the original date of disclosure.
18.2 All Information disclosed by one party to the other and identified as confidential, by having the legend "Cyrix Confidential" or "IBM Confidential", is the confidential Information of the Discloser. All confidential Information orally disclosed by the Discloser shall be documented in a writing submitted to the Receiver within thirty (30) days of the date of such oral disclosure. With respect to IBM confidential Information or Cyrix confidential Information, for a period of three (3) years from the date of disclosure, the Receiver agrees to use the same care and discretion to avoid any publication, disclosure or dissemination of any part or all of the Discloser's confidential Information outside of itself, as it employs with information of its own which it regards as confidential and which it does not desire to publish, disclose or disseminate. Such standard of care and discretion requires that the Receiver shall do, as a minimum, the following with respect to confidential Information it has received from the Discloser:
      18.2.1 maintain listings of all tangible items that contain confidential Information; and
      18.2.2 secure all tangible items which contain confidential Information in a safe, file, desk, cabinet or other suitable container with locking device, or in a locked room with restricted access, when such tangible items are not in use; provided, however, that this requirement shall not apply to silicon Wafers in processing and their associated manufacturing documentation.
18.3 It is understood that receipt of any confidential Information under this Agreement shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of employees within the Receiver or to or from or within any of its Subsidiaries.
18.4 Disclosure of the Discloser's information by the Receiver shall not be precluded, if such disclosure is: 18.4.1 in response to a valid order of a court or other official governmental body; provided, however, that the Receiver shall if possible first have given notice to the Discloser and made a reasonable effort to obtain a protective order requiring that the confidential Information so disclosed be used only for the purposes for which the order was issued:
      18.4.2 otherwise required by law; or
      18.4.3 necessary to establish rights under this Agreement; provided, however, that the Receiver shall first have given notice to the Discloser and made a reasonable effort to obtain a protective order requiring that the confidential Information and/or documents so disclosed be used only for the purposes for which the order was issued.
18.5 Notwithstanding any other provisions of this Agreement, the non-disclosure obligations specified in Section 18.2 shall not apply to any Information which:
      18.5.1 is already in the possession of the Receiver without obligation of confidence;
      18.5.2 becomes publicly available without breach of this Agreement;
      18.5.3 is  released  for  disclosure  by the  Discloser  with its  written consent;
      18.5.4 can be shown by the Receiver to have been rightfully received completely independently of this Agreement from a third party without any obligation of confidence; or
      18.5.5 can be shown be the Receiver to have been developed by it completely independently of this Agreement.
18.6 The marketing by the Receiver of any Product, or other products or services, in the case of Residual Information including the supporting documentation therefor, which inherently discloses the confidential Information of the Discloser shall not in itself be deemed publication, disclosure or dissemination of such confidential Information for purposes of this Section 18.0.
18.7 Notwithstanding the foregoing provisions of this Section 18.0, either party in furtherance of its obligations under this Agreement, may, with the prior written permission of the other party, disclose the confidential Information of the other to a subcontractor or other third party, on condition that such third party agrees to accept such Information under appropriate confidentiality obligations which shall at a minimum include the obligations of Sections 18.1 through 18.7 relating to the disclosure and use of Cyrix confidential Information.

19.0  TRADEMARKS AND TRADE NAMES

19.1 Neither this Agreement nor the sale of Products hereunder shall be deemed to give either party any right to use the other's trademarks or trade names without specific, written consent.
19.2 Buyer recognizes IBM ownership of and title to the trademark "IBM," all other trademarks and trade names of IBM, and the goodwill attaching thereto and agrees that any goodwill which accrues because of Buyer's use of the trademark "IBM" and any other trademarks and trade names of IBM shall vest in and become the property of IBM. Buyer further agrees not to contest, or take any action to contest, the trademarks or trade names of IBM, or to use, employ or attempt to register any trademark or trade name which is confusingly similar to the trademarks or trade names of IBM.

20.0  PROMOTIONAL ACTIVITY

      IBM and Buyer agree not to disclose the terms and conditions or existence of this Agreement without the other's express written approval which shall not be unreasonably withheld. The parties shall agree in advance on the timing and content of any announcement of their relationship as set forth in this Agreement. Notwithstanding this, either party shall have the right to disclose the terms and conditions or existence of this Agreement as reasonably necessary in its sole discretion to comply with SEC requirements upon prior written notice to the other.

21.0  INTELLECTUAL PROPERTY INDEMNIFICATION AND RIGHTS

21.1 Buyer shall, at its own expense, indemnify and hold harmless IBM, its officers, directors, employees, agents and Subsidiaries, and shall pay any amounts finally awarded by a court or settlement costs, for any lawsuit alleging that the Products infringe any copyrights, trade secret, or mask works of any third party that are unlicensed to IBM, and shall defend at its own expense, including attorney's fees, any suit or claim brought against IBM alleging any such infringement. After commencement of suit, Buyer agrees to provide IBM security against its default in performing any obligation of this Section 21.1. Buyer may, at its option and expense:
      21.1.1 modify or replace the Products with non-infringing Product which is functionally equivalent;
      21.1.2 obtain a license for IBM to continue the manufacture and sale of the Products; or
      21.1.3 if neither option of 21.1.1 or 21.1.2 is available despite the reasonable efforts of Buyer, cease to buy such the affected Product .
21.2  The obligation of Section 21.1 is contingent upon:
      21.2.1 IBM giving prompt written notice to Buyer of any such claim; and
      21.2.2 IBM providing Buyer with all reasonably necessary information, assistance, and authority, at Buyer's expense, as necessary for Buyer to defend such claim or suit.
21.3 Buyer shall have no obligation hereunder for any such claims which result from:
      21.3.1 the combination of a Product, with other Products or products;
      21.3.2 the modification of the Product by parties other than Buyer or the use or distribution of Products or products, provided, however, that such
      Section 21.3.1 or 21.3.2 infringement would not have existed but for such combination or modification; or
      21.3.3 in the event that Buyer has offered an acceptable modification or replacement of the Products pursuant to Section 21.1.1, the use of the unmodified or unreplaced Products.
21.4 Buyer's obligations hereunder with respect to any settlement agreement is conditioned upon Buyer's consent to the terms and conditions of such settlement, which consent shall not be unreasonably withheld by Buyer. Furthermore, should IBM decide to defend itself in a suit otherwise indemnified under Section 21.1, Buyer agrees to pay the reasonable IBM cost thereof.
21.5 IBM shall, at its own expense, indemnify and hold harmless Buyer, its officers, directors, employees, agents and Subsidiaries, and shall pay any amounts finally awarded by a court or settlement costs, for any lawsuit alleging that the IBM's manufacturing technology used to manufacture Products infringes any trademark, copyright, trade secret, mask work, or other proprietary rights of any third party that are unlicensed to Buyer or IBM, and shall defend at its own expense, including attorney's fees, any suit brought against Buyer alleging any such infringement. IBM may, at its option and expense:
      21.5.1 modify such process technology with non-infringing technology which is functionally equivalent;
      21.5.2 obtain a license for Buyer to continue the use and distribution of such Products; or
      21.5.3 if neither option 21.5.1 or 21.5.2 is available despite the reasonable efforts of IBM, to cease manufacture of the affected Product.
21.6  The obligation of Section 21.5 is contingent upon:
      21.6.1 Buyer giving prompt written notice to IBM of any such claim; and
      21.6.2 Buyer providing IBM with all needed information, assistance, and authority, at IBM's expense, as necessary for IBM to defend such suit.
21.7 IBM shall have no obligation hereunder for any such claims which result from:
      21.7.1 the combination of a Product with other Products or other products made by IBM;
      21.7.2 the modification of the Product or other product by parties other than IBM or the use or distribution of such Product, or other products; provided, however, that such Section 21.7.1 or 21.7.2 infringement would not have existed but for such combination or modification; or
      21.7.3 in the event that IBM has offered a modification or replacement of such process technology pursuant to this Section 21.0, the use of the unmodified or unreplaced Products.
21.8 IBM's obligations hereunder with respect to any settlement agreement is conditioned upon IBM's consent to the terms and conditions of such settlement, which consent shall not be unreasonably withheld by IBM. Furthermore, should Buyer decide to defend itself in a suit otherwise indemnified under Section 21.5, IBM agrees to pay Buyer the reasonable cost thereof.

21.9 The purchase, receipt or possession of Products from or through IBM carries no license or immunity, express or implied, under any patent of either party covering the combination of such Products with other products purchased from others or the use of any such combination, or under any patent or other intellectual property right of any third party relating to such Products or their combinations with any other products, except that IBM intends that its sale of Products to Buyer will, to the full extent possible under law, exhaust the patent rights of IBM and the patent rights of third party licensors to IBM as to such Products. IBM does not warrant or represent that the use, sale, resale, manufacture, modification, or other utilization of such Products will not infringe any such patent or other intellectual property right referred to above, whether by direct infringement, contributory infringement or inducement of infringement. IBM, however, agrees to notify Buyer promptly of any such third party infringement or other patent claim and to make a copy of the relevant third party license agreement (if any) available to Buyer to the extent permitted by the third party license agreement.

22.0  INDEMNIFICATION

      Each party to this Agreement is an independent contractor and is not an agent of the other party for any purpose whatsoever. Neither party will make any warranties or representations on the other party's behalf, nor will it assume or create any other obligations on I such other party's behalf. Each party agrees to indemnify and save the other party harmless from and against any and all claims (including costs of litigation and attorney fees) arising out of any violation of this Section.

23.0  LIMITATION OF REMEDIES

23.1  IBM's entire liability and Buyer's  exclusive remedy are set forth in this
      Section:
      23.1.1 If either party wrongfully terminates this Agreement, the other party shall be liable for all damages to the other party that result from such wrongful termination.
      23.1.2 Except as provided in Section 23.1.1, in all situations involving non-conforming Products furnished under this Agreement, Buyer's remedy is the replacement of the Products by IBM.
      23.1.3 Except as provided in Section 23.1.1, IBM's liability for actual damages for any cause whatsoever (other than as set forth in Section 23.1.1), shall be limited to the applicable Unit Price for the specific Units that caused the damages or that are the subject matter of, or are directly related to, the cause of action. This limitation will apply, except as otherwise stated in this Section, regardless of the form of action, whether in contract or in tort, including negligence. This limitation will not apply to the payment of costs, damages and attorney's fees referred to in Section 21.0. This limitation will also not apply to claims by Buyer for bodily injury or damage to real property or tangible personal property caused by IBM's negligence.
      23.1.3 Except as provided in Section 23.1.1, in no event will either party be liable to the other party for any lost profits, lost savings, incidental damages or other consequential damages, even if such party has been advised of the possibility of such damages. In addition neither party will be liable for any claim by the other party based on any third-party claim, except as provided in Section 21.0. Similarly, neither party will be liable for any damages caused by performance or nonperformance of Products. In no event will either party be liable for any damages caused by the other party's failure to perform its responsibilities.
      23.1.4 In addition, IBM has no liability when the Products are used in conjunction with nuclear materials or other ultra-hazardous activities.

24.0  SUBCONTRACT AND ASSIGNMENT

24.1 IBM has the right to subcontract its responsibilities under this Agreement, provided that any subcontractor retained by IBM is obligated in writing to the same obligations as set forth herein with respect to IBM. In the event that IBM does subcontract certain portions of its responsibilities, the term "employee" as used herein shall be deemed to include such subcontractor and/or its employees.
24.2 Neither party to this Agreement may assign its rights or delegate its duties, in whole or in part, without the prior written consent of the other except that if the assets or stock of that portion of IBM to which this Agreement pertains hereafter becomes owned or controlled, directly or indirectly, by a third party, IBM may assign its entire right, title and interest in this Agreement to such third party. Any other assignments or delegations will be void.

25.0  COMPETITIVE PRODUCTS AND SERVICES

      Neither this Agreement nor any activities hereunder will impair any right of IBM or Buyer to design, develop, manufacture, market, service, or otherwise deal in, directly or indirectly, other products or services including those which are competitive with those offered by IBM or Buyer.

26.0  FORCE MAJEURE

      Neither IBM nor Buyer shall be in default or liable for any delay or failure of compliance with this Agreement due to an act of nature, public enemy, freight embargo, or other cause if such act of nature, public enemy, freight embargo, strike or other cause is beyond the control of the defaulting party. A non-performing party shall cure as soon as practicable.

27.0  NOTICES

      All notices required to be given under this Agreement will be in writing and deemed given if sent postage prepaid or by facsimile transmission
      (FAX), receipt confirmed, to the parties as follows:

                  Cyrix Corporation
                  P.O. BOX 853919m MS 250
                  Richardson, Texas  75085-3419
                  Attention: Mr.  Kevin McDonough
                  (FAX)  214-968-8444

                  International Business Machines Corporation
                  1000 River Street
                  Essex Junction, Vermont 05452
                  Attention: Contract Administrator
                  Mail Stop:  B965-3 Dept. LJGV
                  (FAX) 802-769-3988

28.0  COMPLIANCE WITH LAWS AND REGULATIONS

      Each party will comply with all applicable federal, state and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to the export of commodities and technical data insofar as they relate to the activities under this Agreement. Buyer agrees that machines, commodities, and technical data provided under this Agreement are subject to restrictions under the export control laws and regulations of the United States of America, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations. Buyer hereby gives its written assurance that neither machines, commodities or technical data provided by IBM under this Agreement, nor the direct product thereof, will be exported, or re-exported, directly or indirectly, to prohibited countries or nationals thereof without first obtaining applicable government approval. Buyer agrees it is responsible for obtaining required government documents and approvals prior to export of any machine, commodity, or technical data.

29.0  QUARTERLY MEETING AND DISPUTE RESOLUTION

      The Technical Coordinators for IBM and Buyer will meet once each calendar quarter and more often as mutually determined by the parties to address issues arising under or relating to this Agreement. In the event a dispute arises under or relating to this Agreement which the Technical Coordinators are unable to resolve, before either party files suit or takes any other legal action, the general manager for logic and subsystems of the IBM Microelectronics Division and the chief executive officer of Buyer shall attempt to resolve the issue. If after communication, either believes the issue cannot be resolved by such means, either party or both are free to take legal action as set forth in Section 30.0 hereunder.

30.0  GOVERNING LAW

      This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the substantive laws of the State of New York, without regard to the conflict of laws principles thereof. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceeding under this Agreement shall be tried by a judge without a jury.

31.0  SEVERABILITY

      If any section or subsection of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such section or subsection in every other respect and the remainder of this Agreement shall continue in effect so long as the redacted Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

32.0  LIMITATION ON ACTIONS

      No actions, regardless of form, arising out of this Agreement, may be brought by either party more than two (2) years after the cause of action has arisen, or, in the case of nonpayment, more than two (2) years from the date the last payment was due.

33.0  WAIVER

      Failure by either party to insist in any instance on strict conformance by the other to any term of this Agreement or failure by either party to act in the event of a breach will not be construed as a consent to or waiver of any subsequent breach of the same or of any other term contained in this Agreement.

34.0  CHANGE OR AMENDMENTS

      This Agreement may be modified only by a written amendment signed by persons authorized to so bind Buyer and IBM. This Agreement shall not be supplemented or modified by any course of dealing, course of performance or trade usage. The term "this Agreement" as used herein includes any applicable Attachments or future written amendment made in accordance with this Section.

35.0  SURVIVAL

      All obligations and duties which by their nature survive the expiration or termination of this Agreement shall remain in effect beyond any expiration or termination.

36.0  HEADINGS

      The headings in this Agreement are for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

37.0  SOLE AGREEMENT

      THE  PARTIES  ACKNOWLEDGE  THAT  EACH  HAS  READ  THIS  AGREEMENT  AND ITS
      ATTACHMENTS, UNDERSTANDS THEM, AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THIS AGREEMENT AND ITS ATTACHMENTS ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING THE WAFERS MANUFACTURED AND SOLD BY IBM AND PURCHASED BY BUYER HEREUNDER WHICH THE PARTIES AGREE SHALL BE THE WAFER QUANTITIES THAT EXCEED THAT PORTION OF THE QUANTITY "Q" WAFERS THAT BUYER IS ENTITLED TO PURCHASE FROM IBM PURSUANT TO AGREEMENT NUMBER CY1 BY AND BETWEEN INTERNATIONAL BUSINESS MACHINES CORPORATION AND CYRIX CORPORATION DATED APRIL 04, 1994, AS AMENDED.

- --------
  [* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]



      Agreed to:                                  Agreed to:
      INTERNATIONAL BUSINESS MACHINES             CYRIX CORPORATION
      CORPORATION



      By:  /s/ Keith Slack                     By:  /s/ Timothy W. Kinnear
          -----------------------------            ----------------------------
             Authorized Signature                     Authorized Signature


             Keith Slack                              Timothy W. Kinnear
          -----------------------------            ----------------------------
             Name (Type or Print)                     Name (Type or Print)


             GM Microprocessor Products               Vice President of Finance
          -----------------------------            ----------------------------
             Title                                    Title


             May 17, 1996                             May 14, 1996
          -----------------------------            ----------------------------
             Date                                     Date

                                  Attachment A

                          Product Purchase Information

1.0   Eligible Products:

      Products: [ * ]
          or other designs that are mutually agreed upon by IBM and the Buyer to be suitable for volume production.


2.0   Buyer Deliverable Items: Not Applicable

3.0   NRE Charges and NRE Payment Schedule: [ * ]


4.0   Product Quantities and Forecast:

      4.1 1996 Product Demand Forecast: Number of wafer outs

      JUN                                    [  *
      JUL                                       *
      AUG                                       *
      SEPT                                      *
      OCT                                       *
      NOV                                       *
      DEC                                       *  ]


      4.2 1997 Product Demand Forecast: Number of wafer outs

      JAN                                    [  *
      FEB                                       *
      MAR                                       *
      APR                                       *
      MAY                                       *
      JUN                                       *
      JUL                                       *
      AUG                                       *
      SEPT                                      *
      OCT                                       *
      NOV                                       *
      DEC                                       *  ]

      Buyer may substitute a quantity of [ * ] wafers for a portion or all of the quantity of [ * ] wafers forecasted hereunder upon written notice to IBM at least three (3) months prior to Scheduled Shipment Date.

5.0   Price Quantity Matrix: [ *

      1996 Price per wafer *

      1997 (1st Quarter) Price per wafer *
      1997 (2nd Quarter) Price per wafer *
      1997 (3rd Quarter) Price per wafer *
      1997 (4th Quarter) Price per wafer * ]

6.0   Purchase Order Lead Time: Thirteen (13) weeks prior to Shipment Date

7.0   Warranty Period: Twelve (12) months



8.0 Cancellation Charges: For wafers forecasted in Section 4.0 of this Attachment A.

      If a cancellation notice                 Then the applicable percentage of
      is given to IBM:                         total purchase price due to
                                               IBM will be:

      Greater than six (6) months                         [  *
      prior to a Scheduled Shipment Date

      With less than six (6) months prior to a
      Scheduled Shipment Date but prior  to wafer
      start                                                  *

      After wafer start and before first layer
      metalization (RIT A)                                   *

      After first layer metalization (RIT A)                 *  ]


9.0   Shipping/Billing Information: FOB: IBM Plant of Manufacture

       Order Location:                             Bill To:
       International Business Machines             Cyrix Corporation
       Corporation                                 P.O. BOX 850058
       1000 River Street                           Richarson, Texas 75080 - 0058
       Essex Junction, Vermont 05452               Attn:  Accounts Payable

       Attention: Order Desk
       Fax:  (802) 769-1833


- --------
  [* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

                                  ATTACHMENT B

                               QUALITY OBJECTIVES


1. IBM production devices shipped in wafer format shall meet IBM's standing quality, reliability, defect density and yield specifications. Unless specifically noted, Product shipped to Buyer will be unprobed wafers and shipped with all production documentation.

2. IBM Products with the cooperation of Buyer will be subject to the following quality standards.

      a) Wafer Dimensions, Lot Sizes and Packing: Buyer's production devices will be manufactured in wafer format such that they meet IBM standards for dimensions, die layout, lot size, etc.

            A. Wafer Size: IBM will ship 8 inch diameter wafers.

            B. Wafer Thickness and Finish: IBM and Buyer will agree upon specifications for wafer thickness and back finish.

            C. Die Layout: IBM will be responsible for the layout of Buyer's die, consistent with IBM's defect monitoring strategy, such that a maximum number of whole die are derived per wafer. IBM will receive feedback from Buyer on non-yielding die locations. As agreed to between IBM and Buyer, the die layout will be optimized to correct for such conditions.

            D. Packing:

            1. Unprobed wafers: Unprobed wafers will be shipped in containers using shipping methods approved by Buyer, which approval will not be unreasonably withheld. All unprobed material containers shall have the necessary identification labels including lot number, number of wafers, device type and wafer number(s), if available.

            2. Damaged Goods: Buyer will provide feedback on wafers damaged during transit which are related to inadequate packing. IBM will then take reasonable corrective action.


      b) [                               *
                                         *
                                         *
                                         *
                                         *
                                         *                                    ]

      c) Visual Criteria: Buyer's production devices will meet the IBM's outgoing wafer inspection criteria including wafer warpage, thickness, back finish, passivation integrity, visual defect inspection criteria and packing integrity. Buyer may request additional criteria to the IBM's outgoing inspection procedure.

      d) Electrical Criteria:

            A. Parametrics: Product will be screened via parametric test probe scribe level sample testing. Only wafers that pass the criteria under sampling plans and specifications will be shipped to Buyer. IBM will demonstrate an active Statistical Process Control program for the purposes of controlling and reducing the variability of key device parametrics including voltage thresholds, breakdown voltages, poly lengths and drive currents.



      e) Reliability Criteria: IBM shall demonstrate via an ongoing reliability monitoring program that Buyer's production material meets IBM's reliability targets. The data should include reliability data taken periodically from production wafers (i.e. wafer level reliability test data taken from scribe lane test structures) of the same technology as Buyer's wafers. Buyer will provide feedback on packaged device reliability performance. All significant process changes shall require reliability and quality qualification (i.e., wafer level reliability testing, burn-in, etc.).

      f) Defect Density: Buyer will work with IBM on achieving production device functional yields which are limited primarily by random defects. Buyer expects stable production yields which are consistent with defect density predictions. IBM shall demonstrate an ongoing defect density reduction program with objectives to meet and continually reduce defect densities.

      g) Non-Conforming Material:

            A. All production non-conforming material must be pre-approved before shipment by IBM and Buyer.

            B. Buyer reserves the right to reject and return production non-conforming material if standard yield, performance, and/or reliability criteria are not met.

            C. By special request, Buyer may require that material be shipped without top passivation in order to facilitate failure analysis, testing and debugging. Buyer will not use this material for production shipments.

            D. Prototype and other non-production material will be accepted by Buyer and may not meet the quality criteria described herein.

      h) Documentation:

            A. All Buyer wafer lots (including non-production lots) must be shipped with a complete listing of the parametric test probe data, wafer lot ID, device ID, total wafer shipped, wafer thickness, and when applicable, special notices of exception and/or comment (for example, non-standard processing, non-production status, special instructions, etc.).

            B. Electronic Data Link: In order to enhance communications, analysis capabilities, and minimize manual efforts, both parties shall work together to set up an electronic data link from IBM to Buyer. Buyer will accept the electronic format in place of the manual data reports accompanying each lot.

            C. Parametric Test Probe Data: A printout or electronic transfer of the test probe data shall be submitted with each wafer lot.

            D. Process Travelers: In order to assist in yield, performance and reliability problem solving efforts, wafer lot process travelers shall be made available to Buyer as needed.


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  [* Confidential  material omitted and filed separately with the Securities and
     Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]